Exhibit 10.2

GUARANTY

THIS GUARANTY (this “Guaranty”) dated as of June 1, 2016, executed and delivered by each of the undersigned, whether one or more, (individually and collectively, “Guarantor”), in favor of (a) KEYBANK, NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Agent”) for the Lenders under that certain Credit Agreement dated as of even date herewith, by and among STRATEGIC STORAGE OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership, and its Subsidiaries party to the Credit Agreement (collectively, the “Borrower”), the financial institutions party thereto and their assignees in accordance therewith (the “Lenders”), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Credit Agreement”) and (b) the Lenders.

WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, the Borrower and Guarantor (hereinafter, collectively, and as defined in the Credit Agreement, the “Credit Parties” and each, individually, a “Credit Party”), though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;

WHEREAS, Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, Guarantor is willing to guarantee certain of the Borrower’s obligations to the Agent and the Lenders on the terms and conditions contained herein; and

WHEREAS, Guarantor’s execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor agrees as follows:

Section 1. Guaranty. Guarantor hereby absolutely and unconditionally guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the “Obligations”):

A. Guaranty Event. Any loss, damage or liability suffered by Agent or the Lenders, to the extent the same arises out of any of the following (hereinafter, a “Guaranty Event”):

(i) The Borrower’s or any Credit Party’s failure to pay taxes, assessments and any other charges which could result in prior liens against any portion of the Collateral, attributable to the period of time that Borrower (as defined in the Credit

Agreement) owns the Collateral; provided, however, that this Section 1(a)(i) shall not apply if and to the extent that the Agent holds escrow funds for the payment of such taxes, assessments or other charges; provided further, however, that Guarantor shall have no liability under this Section 1(a)(i) to the extent that operating revenues received by Borrower from the Mortgaged Properties are insufficient to pay such taxes, assessments or other charges;

(ii) Fraud by any Borrower, any Credit Party or Guarantor in connection with the operation of the Collateral, the making of the Loan, or any certificates or documents provided by any such party to Agent or Lenders in connection therewith;

(iii) Misrepresentation or breach of warranty made by the Guarantor to Agent or the Lenders which was known by the Guarantor to be false when made, in connection with the operation of the Collateral, the making of the Loan, or any certificates or documents provided by in connection therewith;

(iv) Misrepresentation or breach of warranty by any Credit Party which was known by the Guarantor to be false when made, in connection with the development or operation of the Collateral, the making of the Loan, or any certificates or documents provided by any Credit Party in connection therewith;

(v) Retention by any Credit Party or Guarantor of any income arising with respect to the Collateral which, under the terms of the documents evidencing or securing the Loan, should have been applied against costs and expenses associated with the Collateral or paid to the Agent or the Lenders;

(vi) The misapplication by any Credit Party or Guarantor of any insurance proceeds or condemnation awards attributable to the Collateral;

(vii) The breach by any Credit Party or Guarantor of the provisions limiting Restricted Payments, distributions or cash flow from any Collateral required to be deposited or maintained in any deposit account as set forth the Credit Agreement; and

(viii) Guarantor or any Credit Party’s failure to maintain the insurance coverage required by the Loan Documents to the extent of available net operating revenues.

B. Additional Obligations. Upon the occurrence of a Trigger Event (as defined hereunder), and notwithstanding the provisions set forth above, the Guarantor guarantees to the Agent and the Lenders the prompt and full payment (and not merely the collectibility), performance and observance of all of the obligations, terms and conditions to be paid, performed or observed by any Credit Party under the Credit Agreement, the Note and each other Loan Document, each as the same may be hereafter amended, modified, extended, renewed or recast, including, but not limited to the payment of the entire amount of all then outstanding principal balance of the Loan, together with interest and other charges thereon as provided for in the Credit Agreement or Note. As used herein, the term “Trigger Event” shall mean and refer to the occurrence of any of the following events:

(i) Any filing by any Credit Party of a petition or application for relief, extension, moratorium or reorganization under any bankruptcy, insolvency or debtor’s relief law, or the making of an assignment for the benefit of creditors, or the appointment of a receiver of any property of any Credit Party in any action initiated by, or consented to, by any Credit Party or the Guarantor;

(ii) The contesting or opposition by any Credit Party or Guarantor of any motion for relief from the automatic stay filed by the Lender in any involuntary bankruptcy proceeding of any Credit Party or the Guarantor; or

(iii) Any acts of any Credit Party or Guarantor taken with the intent to hinder, delay or interfere with the exercise by the Lender of such party’s rights and remedies under the Loan Documents after the occurrence of an Event of Default, including, without limitation, the right to take possession of any of the Collateral, or collect rents or other distributions arising from any of the Collateral.

C. Repayment. (a) the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement; and (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing. Notwithstanding the provisions of this Section 1(C) to the contrary, Guarantor’s aggregate liability under this Section 1(C) of this Guaranty shall not exceed Twenty Six Million Two Hundred Fifty Thousand Dollars ($26,250,000.00) (the “Guaranteed Amount”), plus interest accrued and unpaid on the Guaranteed Amount from the date upon which any demand for payment is made hereunder, together with all costs, expenses and reasonable attorneys’ fees incurred by Administrative Agent or Lenders in collecting the Guaranteed Amount, provided that the Guaranteed Amount shall only be reduced by (a) payments made by Guarantor hereunder, or (b) a reduction of the outstanding principal amount of the Loans made by Lenders to the Borrower below the Guaranteed Amount.

Upon the occurrence of any Event of Default, Guaranty Event or Trigger Event, Agent and the Lenders may at their option proceed directly and at once, without further notice, against Guarantor hereunder, without proceeding against any Credit Party or any other person or other Collateral for the obligations secured by this Guaranty. Any sums payable by Guarantor hereunder shall bear interest at the Default Rate from the date of demand until the date paid. If any Credit Party or Guarantor if so required, shall fail or refuse to perform or continue performance of any of the Obligations of the Credit Agreement on the part of Borrower to be kept and performed, then, if an Event of Default exists on account thereof under the Loan Documents, in addition to any other rights and remedies which Agent and the Lenders may have hereunder or elsewhere, and not in limitation thereof, Agent at Agent and the Lenders’ option, may exercise any or all of its rights and remedies under the Credit Agreement and each other Loan Document. This Guaranty shall survive and continue in full force and effect beyond and after the payment and satisfaction of the Obligations and the obligations of Borrower in the event Lender is required to disgorge or return any payment or property received as a result of any laws pertaining to preferences, fraudulent transfers or fraudulent conveyances.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment and performance, and not of collection, and a debt of Guarantor for its own account.

Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any legal requirement of any Governmental Authority.

Section 3. Guaranty Absolute. Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):

(a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;

(c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;

(d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;

(g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;

(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or

(j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.

Section 4. Action with Respect to Obligations. The Lenders and the Agent may in accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in Section 3 and may otherwise: (a) amend, modify, alter or supplement the terms of any of the Obligations (consistent with the requirements for amendment, modification, alteration or supplementation, if any, contained in the instruments giving rise to the Obligations), including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document (consistent with the requirements for amendment, modification, alteration or supplementation, if any, contained in the Credit Agreement or any of the Loan Documents); (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.

Section 5. Representations and Warranties. Guarantor hereby makes to the Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Guarantor will comply with all covenants which the Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

Section 7. Waiver. Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate Loan. If the Agent and/or the Lenders are prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Obligations. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

Section 10. Subrogation. Until all of the Obligations shall have been indefeasibly paid in full, any right of subrogation a Guarantor may have shall be subordinate to the rights of Agent and the Lenders and Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations other than as may be expressly provided for in the Credit Agreement, including but not limited to payments as contemplated in Section 6.05 of the Credit Agreement.

Section 11. Payments Free and Clear. All sums payable by Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes (as defined in the Credit Agreement) or Other Taxes (as defined in the Credit Agreement); provided that if any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or any Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority (as defined in the Credit Agreement) in accordance with applicable law.

Section 12. Set-off. Guarantor hereby grants to Agent, on behalf of the Lenders, a security interest in and lien on all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by Agent to or for the credit or the account of any Guarantor. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding any funds held by the Borrower on behalf of tenants or other third parties) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender then due and payable. Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

Section 13. Subordination. Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full, except as expressly provided for in the Credit Agreement, including but not limited to payments as contemplated in Section 6.05 of the Credit Agreement.

Section 14. Avoidance Provisions. It is the intent of Guarantor, the Agent and the Lenders that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions.” Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17. Jurisdiction; Venue; JURY WAIVER.

(a) Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the state and federal courts in New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document against the Guarantor or its properties in the courts of any jurisdiction.

(ii) Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(iii) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) [Intentionally Omitted.]

Section 18. Loan Accounts. The Agent may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Agent or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Successors and Assigns. Each reference herein to the Agent or the Lenders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor’s obligations hereunder. Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Guarantor may not assign or transfer its obligations hereunder to any Person.

Section 21. Amendments. This Guaranty may not be amended except as provided in the Credit Agreement.

Section 22. Payments. All payments made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date one (1) Business Day after written demand therefor to such Guarantor by the Agent.

SECTION 23. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF GUARANTOR HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) CONFIRMS THAT IT (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS HEREUNDER AND UNDER ALL OTHER LOAN DOCUMENTS.

Section 24. Notices. All notices, requests and other communications hereunder shall be in writing and shall be given as provided in the Credit Agreement. Guarantor’s address for notice is set forth below its signature hereto.

Section 25. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 26. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 27. Definitions. (a) For the purposes of this Guaranty:

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code or any other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

STRATEGIC STORAGE TRUST II, INC., a Maryland corporation

By:	/s/ H. Michael Schwartz
Name:	H. Michael Schwartz
Title:	President

Address for Notices:

Strategic Storage Trust II, Inc.
111 Corporate Drive, Suite 120
Ladera Ranch, California 92694
Attention: H. Michael Schwartz

With a copy to:

Mastrogiovanni Mersky & Flynn, P.C.
2001 Bryan Street, Suite 1250
Dallas, Texas 75201
Attention: Charles Mersky, Esq.

[Signature Page to Guaranty]